UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

Service Corporation International
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-6402-1 (Commission File Number)	74-1488375 (I.R.S. Employer Identification Number)

1929 Allen Parkway Houston, Texas (Address of principal executive offices)	77019 (Zip code)

(713) 522-5141 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 17, 2013, Service Corporation International (“SCI”) entered into a purchase agreement (the “Purchase Agreement”) pursuant to which it agreed to sell (the “Offering”) $425 million aggregate principal amount of its Senior Notes due 2022 (the “Notes”) to the initial purchasers named therein in a private placement. The aggregate proceeds from the Offering, net of initial purchasers’ discounts and offering expenses, will be used, together with borrowings under its senior credit facilities and cash on hand, to finance SCI’s previously announced acquisition (the “Acquisition”) of Stewart Enterprises, Inc. (“Stewart”), including the repayment of certain existing indebtedness of Stewart and the payment of transaction costs.  The closing of the sale of the Notes is expected to occur on July 1, 2013, subject to customary closing conditions.

The net proceeds of the Offering will be held in an escrow account pending the consummation of the Acquisition and related transactions. The Acquisition is expected to close in late 2013 or early 2014, subject to regulatory approvals and customary closing conditions. All outstanding Notes are subject to a special mandatory redemption in the event that the Acquisition and related transactions are not consummated on or prior to February 28, 2014. The outstanding Notes may also be redeemed at SCI’s option, in whole, but not in part, at any time prior to February 28, 2014, if, in SCI’s sole judgment, the Acquisition and related transactions will not be consummated by that date. The redemption price in the event of a special mandatory redemption will be 100% of the aggregate initial offering price of the Notes (after giving effect to any original issue discount) plus accrued and unpaid interest to the date of redemption.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States only to non-U.S. investors pursuant to Regulation S.  The Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

Item 8.01                      Other Events.

On June 17, 2013, SCI issued a press release announcing that it has priced the private offering of the Notes. The full text of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including the exhibit hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the notes or any other securities of SCI. Any securities to be offered by SCI, in the offering of the Notes or in separate financings concurrent therewith, will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K contains forward-looking statements, which involve a number of risks and uncertainties. Readers are cautioned that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving SCI and Stewart, including future financial and operating results, the combined company’s plans, objectives, synergies, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Stewart’s shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that may affect future results are contained in SCI’s filings with the SEC, which are available at www.sci-corp.com.  SCI disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01                      Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Description

99.1	Press release dated June 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 17, 2013

Service Corporation International

By:	/s/ Gregory T. Sangalis
	Name:	Gregory T. Sangalis
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit No.	Description

99.1	Press release dated June 17, 2013